Exhibit 99.1
                  Sun Communities, Inc. Reports 2005 Results

    SOUTHFIELD, Mich., Feb. 16 /PRNewswire-FirstCall/ -- Sun Communities, Inc. (NYSE: SUI), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today reported fourth quarter and year ended December 31, 2005 results.

    Income from rental property increased 7.1 percent to $179.0 million for the year ended December 31, 2005 from $167.1 million for the year ended December 31, 2004. Net loss for the year ended December 31, 2005 was $(5.5) million or $(0.31) per common share compared to net loss of $(40.5) million or $(2.21) per diluted common share during 2004. Funds from operations (FFO)(1) were $51.3 million, or $2.54 per diluted share/OP Unit for the year ended December 31, 2005; an increase from FFO of $(3.3) million, or $(0.16) per diluted share/OP Unit for the year ended December 31, 2004. The Company incurred costs of $57.2 associated with the repurchase of $345 million of unsecured debt in 2004 and the associated recapitalization of the Company. Excluding these costs, FFO for 2004 would have been $53.9 million or $2.57 per diluted share/OP unit and net income would have been $16.7 million or $0.91 cents per diluted common share.

    During the fourth quarter ended December 31, 2005, income from rental property increased 5.3 percent to $45.6 million, compared with $43.3 million in the fourth quarter of 2004. Loss from continuing operations for the fourth quarter of 2005 was $(1.7) million or $(0.09) per diluted common share, compared with income of $1.3 million, or $0.07 per diluted common share for the same period in 2004. Adjusted to exclude the $5.9 million gain on sale of land, fourth quarter 2004 results would have reflected a loss of $(4.6) million and loss per common share of $(0.26). Funds from operations increased from $10.3 million or $0.50 per diluted share/OP Unit in the fourth quarter 2004 to $13.4 million or $0.67 per diluted share/OP Unit in the fourth quarter 2005, an increase of 30.1 percent.

    For 121 communities owned throughout both years, total revenues increased
3.2 percent for the year ended December 31, 2005 and expenses increased 2.1 percent, resulting in an increase in net operating income(2) of 3.6 percent. Same property occupancy in the manufactured housing sites decreased from 85.0 percent at December 31, 2004 to 84.7 percent at December 31, 2005 due primarily to an increase in the number of manufactured housing sites in the same property portfolio.

    Increases in revenue producing sites reported during the first and second quarters of 2005 were diminished by the slow down in site rentals during the third and fourth quarters of the year. Revenue producing sites increased by 103 during the year. The Company sold 179 new and 246 pre-owned homes during 2005 as compared to 180 new and 357 pre-owned sales in 2004. The Company also brokered 593 sales during the year.

    "While the positive gain in revenue producing sites fell short of budget for the year, the 103 sites represents the first positive portfolio year over year gain since 2001," said Gary Shiffman, Chief Executive Officer.

    "We continue to utilize the home rental program as a tool to attempt to overcome the industry challenges. Management has both improved lease renewals and increased rental rates throughout the year," he added.

    The Company rented an additional 273 homes in the fourth quarter of 2005 bringing the total number of rentals to 3,711 at December 31, 2005, as reflected in the accompanying table. Rental rates for the homes, including site rent, have increased by over 11% over the past twelve months. The Company continues to purchase value priced repossessed homes from finance companies and focus on cost containment measures related to the repair and refurbishment of these homes.

    During 2005, the Company acquired a recreational vehicle community comprised of approximately 700 recreational vehicle sites and 30 manufactured housing sites in Dover, Florida for $7.3 million. Subsequent to year end, the Company purchased a manufactured housing community containing 227 sites in Oakland County, Michigan for $7.8 million and assumed $4.5 million of debt. The occupancy of this community is approximately 95.0 percent.

    During 2005, the Company repurchased 600,000 shares of its common stock at various prices ranging from a high of $35.59 to a low of $30.15. The average cost of the repurchases was $33.40. Also during 2005, the Company repurchased $50.0 million of its Series A Perpetual Preferred Operating Partnership Units which carried a coupon rate of 8.875 percent.

    A conference call to discuss fourth quarter operating results will be held on February 16, 2006, at 11:00 A.M. EST. To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through March 2, 2006, and can be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 outside the U.S. or Canada. The account number for the replay is 3055 and the ID number is 188752. The conference call will be available live on Sun Communities website http://www.suncommunities.com. Replay will also be available on the website.

    Sun Communities, Inc. is a real estate investment trust (REIT) that currently owns and operates a portfolio of 136 communities comprising approximately 47,360 developed sites and nearly 7,000 sites suitable for development mainly in the Midwest and Southeast United States.

    (1) Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

        Because FFO excludes significant economic components of net income including depreciation and amortization, FFO should be used as an adjunct to net income and not as an alternative to net income. The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure. Other REITs may use different methods for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs.

    (2) Investors in and analysts following the real estate industry utilize net operating income ("NOI") as a supplemental performance measure. NOI is derived from revenues (determined in accordance with GAAP) minus property operating expenses and real estate taxes (determined in accordance with GAAP). NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income. Net income includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that net operating income is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

    For more information about Sun Communities, Inc., visit our website at http://www.suncommunities.com.

                        -- FINANCIAL TABLES FOLLOW --

    This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. The words "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate" and similar expressions identify these forward- looking statements. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled "Factors That May Affect Future Results" or "Risk Factors" contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations of future events.

                              SUN COMMUNITIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE PERIODS ENDED DECEMBER 31, 2005 AND 2004
                (Amounts in thousands except for per share data)
                                   (Unaudited)

                                                               Three Months Ended            Twelve Months Ended
                                                                  December 31,                   December 31,
                                                          ----------------------------   ----------------------------
                                                              2005            2004           2005            2004
                                                          ------------    ------------   ------------    ------------
REVENUES
Income from rental property                               $     45,569    $     43,340   $    178,985    $    167,145
Revenue from home sales                                          4,249           2,944         18,385          17,667
Rental revenues, net                                               385              52          1,712           1,190
Ancillary revenues, net                                            135             168            741             532
Gain on sale of land                                                 -           5,879              -           5,879
Interest and other income                                          640             703          2,762           7,416
                                                          ------------    ------------   ------------    ------------
  Total revenues                                                50,978          53,086        202,585         199,829

COSTS AND EXPENSES
Property operating and maintenance                              10,925          10,715         45,091          41,544
Cost of home sales                                               3,089           2,314         13,861          14,242
Real estate taxes                                                3,800           3,762         15,173          13,753
General and administrative -- rental
 property                                                        3,758           4,020         14,493          12,559
General and administrative -- home
 sales and rentals                                               1,332           3,605          6,207           8,070
Depreciation and amortization                                   14,319          12,271         54,330          45,217
Extinguishment of debt                                               -               -              -          51,643
Deferred financing costs related to
 extinguished debt                                                   -               -              -           5,557
Interest                                                        15,473          13,817         59,972          48,193
Florida storm damage (recovery)                                    165               -           (390)            600
                                                          ------------    ------------   ------------    ------------
  Total expenses                                                52,861          50,504        208,737         241,378
                                                          ------------    ------------   ------------    ------------
    Income (loss) from operations                               (1,883)          2,582         (6,152)        (41,549)

Less income (loss) allocated to minority interest:
  Preferred OP Units                                                 -           1,110            961           4,438
  Common OP Units                                                 (219)            180           (837)         (5,382)
                                                          ------------    ------------   ------------    ------------
Income (loss) from continuing
 operations                                                     (1,664)          1,292         (6,276)        (40,605)
Income from discontinued operations                                  -              17            824             137
                                                          ------------    ------------   ------------    ------------
   Net income (loss)                                      $     (1,664)   $      1,309   $     (5,452)   $    (40,468)
                                                          ============    ============   ============    ============
Weighted average common shares outstanding:
  Basic                                                         17,540          17,832         17,716          18,318
                                                          ============    ============   ============    ============
  Diluted                                                       17,540          17,990         17,716          18,318
                                                          ============    ============   ============    ============
Basic earnings (loss) per share:
  Continuing operations                                   $      (0.09)   $       0.07   $      (0.35)   $      (2.22)
  Discontinued operations                                            -            0.00           0.05            0.01
                                                          ------------    ------------   ------------    ------------
  Net income (loss)                                       $      (0.09)   $       0.07   $      (0.31)   $      (2.21)
                                                          ============    ============   ============    ============
Diluted earnings (loss) per share:
  Continuing operations                                   $      (0.09)   $       0.07   $      (0.35)   $      (2.22)
  Discontinued operations                                            -            0.00           0.05            0.01
                                                          ------------    ------------   ------------    ------------
  Net income (loss)                                       $      (0.09)   $       0.07   $      (0.31)   $      (2.21)
                                                          ============    ============   ============    ============

         RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS
               FOR THE PERIODS ENDED DECEMBER 31, 2005 AND 2004
               (Amounts in thousands except for per share data)
                                   (Unaudited)

                                                               Three Months Ended            Twelve Months Ended
                                                                  December 31,                   December 31,
                                                          ----------------------------   ----------------------------
                                                              2005            2004           2005            2004
                                                          ------------    ------------   ------------    ------------
Net income (loss)                                         $     (1,664)   $      1,309   $     (5,452)   $    (40,468)
Adjustments:
    Depreciation and amortization                               14,972          12,480         56,902          45,589
    Valuation adjustment(3)                                         30             226            430             528
    Allocation of SunChamp losses(4)                                 -               -              -             300
    (Gain) loss on disposition
      of assets, net                                               257          (3,880)           156          (3,880)
    Income (loss) allocated to
     minority interest                                            (219)            182           (723)         (5,364)
                                                          ------------    ------------   ------------    ------------
Funds from operations (FFO)                               $     13,376    $     10,317   $     51,313    $     (3,295)
                                                          ============    ============   ============    ============
FFO -- Continuing Operations                              $     13,376    $     10,250   $     51,141    $     (3,628)
                                                          ============    ============   ============    ============
FFO -- Discontinued Operations                            $          -    $         67   $        172    $        333
                                                          ============    ============   ============    ============
Weighted average common shares/OP Units outstanding:
          Basic                                                 19,868          20,306         20,121          20,792
                                                          ============    ============   ============    ============
          Diluted                                               19,971          20,464         20,253          20,792
                                                          ============    ============   ============    ============
Continuing Operations:
FFO per weighted average Common
 Share/OP Unit -- Basic                                   $       0.67    $       0.51   $       2.53    $      (0.17)
                                                          ============    ============   ============    ============
FFO per weighted average Common
 Share/OP Unit -- Diluted                                 $       0.67    $       0.50   $       2.53    $      (0.17)
                                                          ============    ============   ============    ============
Discontinued Operations:
FFO per weighted average Common
 Share/OP Unit -- Basic                                   $          -    $       0.00   $       0.01    $       0.01
                                                          ============    ============   ============    ============
FFO per weighted average Common
 Share/OP Unit -- Diluted                                 $          -    $       0.00   $       0.01    $       0.01
                                                          ============    ============   ============    ============
Total Operations:
FFO per weighted average Common
 Share/OP Unit -- Basic                                   $       0.67    $       0.51   $       2.54    $      (0.16)
                                                          ============    ============   ============    ============
FFO per weighted average Common
 Share/OP Unit -- Diluted                                 $       0.67    $       0.50   $       2.54    $      (0.16)
                                                          ============    ============   ============    ============

(3) The Company entered into three interest rate swaps and an interest rate cap agreement. The valuation adjustment reflects the theoretical noncash profit and loss were those hedging transactions terminated at the balance sheet date. As the Company has no expectation of terminating the transactions prior to maturity, the net of these noncash valuation adjustments will be zero at the various maturities. As any imperfection related to hedging correlation in these swaps is reflected currently in cash as interest, the valuation adjustments reflect volatility that would distort the comparative measurement of FFO and on a net basis approximate zero. Accordingly, the valuation adjustments are excluded from FFO. The valuation adjustment is included in interest expense.

(4) The Company acquired the equity interest of another investor in SunChamp in December 2002. Consideration consisted of a long-term note payable at net book value. Although the adjustment for the allocation of the SunChamp losses (based on SunChamp as a stand-alone entity) is not reflected in the accompanying financial statements, management believes that it is appropriate to provide for this adjustment because the Company's payment obligations with respect to the note are subordinate in all respects to the return of the members' equity (including the gross book value of the acquired equity) plus a preferred return. As a result, the losses that are allocated to the Company from SunChamp as a stand-alone entity under generally accepted accounting principles are effectively reallocated to the note for purposes of calculating FFO. A situation such as this is not contemplated in the NAREIT definition of FFO due to the unique circumstances of the transaction. Although not comparable to the precise NAREIT definition, the Company believes the inclusion of this item in its calculation of FFO to be appropriate as noted above.

                            SUN COMMUNITIES, INC.
                           SELECTED BALANCE SHEET DATA
                             (Amounts in thousands)
                                   (Unaudited)

                                           December 31,   December 31,
                                               2005           2004
                                           ------------   ------------
Investment in rental property before
 accumulated depreciation                  $  1,458,122   $  1,380,553
Total assets                               $  1,320,536   $  1,403,167
Total debt                                 $  1,123,468   $  1,078,442
Total minority interests and
 stockholders' equity                      $    164,801   $    292,789

                              SUN COMMUNITIES, INC.
                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                FOR THE PERIODS ENDED DECEMBER 31, 2005 AND 2004
                             (Amounts in thousands)
                                   (Unaudited)

                                                Three Months Ended             Twelve Months Ended
                                                   December 31,                   December 31,
                                           ----------------------------   ----------------------------
                                               2005            2004           2005            2004
                                           ------------    ------------   ------------    ------------
Net income (loss)                          $     (1,664)   $      1,309   $     (5,452)   $    (40,468)
Unrealized income on interest rate
 swaps                                              417             577          1,491             335
                                           ------------    ------------   ------------    ------------
Comprehensive income (loss)                $     (1,247)   $      1,886   $     (3,961)   $    (40,133)
                                           ============    ============   ============    ============

                              SUN COMMUNITIES, INC.
                             ADDITIONAL INFORMATION

                              SAME PROPERTY RESULTS
                              ---------------------

For 121 communities owned throughout both years (amounts in thousands):

                                                 Three Months Ended                     Twelve Months Ended
                                                  December 31,                             December 31,
                                      -------------------------------------    -------------------------------------
                                         2005         2004        % change        2005         2004        % change
                                      ----------   ----------    ----------    ----------   ----------    ----------
Total revenue                         $   40,438   $   38,938           3.9%   $  158,882   $  153,999           3.2%
Total expense                             10,852       10,995          -1.3%       45,016       44,085           2.1%
                                      ----------   ----------                  ----------   ----------
Net operating income(2)               $   29,586   $   27,943           5.9%   $  113,866   $  109,914           3.6%
                                      ==========   ==========                  ==========   ==========

    Same property occupancy and average monthly rent information at December 31, 2005 and 2004:

                                               2005            2004
                                           ------------    ------------
Total manufactured housing sites                 38,185          38,060
Occupied manufactured housing sites              32,336          32,339
Manufactured housing occupancy %                   84.7%           85.0%
Average monthly rent per site              $        355    $        342

                             RENTAL PROGRAM SUMMARY
                             ----------------------

                                                Twelve Months Ended
                                                   December 31,
                                           ----------------------------
                                               2005            2004
                                           ------------    ------------
                                                   (thousands)
Revenue                                    $     21,371    $     10,887
                                           ------------    ------------
Expenses
  Payroll and commissions                         1,825           1,054
  Repairs and refurbishment                       3,190           1,375
  Taxes and insurance                             1,022             459
  Other                                           1,336             487
                                           ------------    ------------
    Total expenses                                7,373           3,375
                                           ------------    ------------
Net operating income                       $     13,998(5) $      7,512(5)
                                           ============    ============
Number of occupied rentals, end of period         3,711           1,933
Cost of occupied rental homes              $    109,214    $     51,540
Weighted average monthly rental rate       $        643    $        579

(5) Includes site rent included in Income from rental property.

SOURCE  Sun Communities, Inc.
    -0-                             02/16/2006
    /CONTACT: Jeffrey P. Jorissen, Chief Financial Officer of Sun Communities, Inc., +1-248-208-2500/
    /Web site:  http://www.suncommunities.com /